                      Securities and Exchange Commission

                            Washington, D.C.  20549

                                  Form 8-K/A
                                Current Report
                               (Amendment No. 1)


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                               December 22, 1997
               ------------------------------------------------
               Date of Report (Date of earliest event reported)


                             JAVELIN SYSTEMS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



      Delaware                    0-21477               52-1945748
 -----------------              ------------       -------------------
  (State or other               (Commission          (I.R.S. Employer
   jurisdiction                 File Number)       Identification No.)
 of incorporation)

                              1881 Langley Avenue
                               Irvine, CA  92614
                   ----------------------------------------
                   (Address of principal executive offices)


                                (714) 223-5130
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

The undersigned hereby amends Item 7 of its Current Report on Form 8-K filed with the Commission on January 5, 1998 to read as follows:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Report of Independent Accountants

              Balance Sheets as of December 31, 1997 and 1996

              Statements of Income for the years ended December 31, 1997 and
              1996

              Statements of Changes in Stockholders' Equity for the years ended December 31, 1997 and 1996

              Statements of Cash Flows for the years ended December 31, 1997 and 1996

              Notes to Financial Statements

         (b)  Introduction to Pro Forma Financial Statements

              Pro Forma Combined Balance Sheet (Unaudited) as of December 31,
              1997

              Pro Forma Combined Statement of Operations (Unaudited) for the year ended June 30, 1997

              Pro Forma Combined Statement of Operations (Unaudited) for the six months ended December 31, 1997

              Notes to Pro Forma Combined Financial Statement (Unaudited)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Javelin Systems, Inc.


Dated: March 6, 1998                     By:  /s/ Horace Hertz
                                             ------------------------------
                                             Horace Hertz
                                             Chief Financial Officer

================================================================================

                                CCI GROUP, INC.
                                AND SUBSIDIARIES
                             CONSOLIDATED FINANCIAL
                                   STATEMENTS
                               DECEMBER 31, 1997

================================================================================


CONTENTS
--------------------------------------------------------------------------------
                                                                            PAGE
AUDITORS' REPORT........................................................       1

FINANCIAL STATEMENTS

  Consolidated Balance Sheets...........................................       2

  Consolidated Statements Of Income.....................................       3

  Consolidated Statements Of Changes
    In Stockholders' Equity.............................................       4

  Consolidated Statements of Cash Flows.................................       5

  Notes to Consolidated Financial Statements............................   6- 14

[LETTERHEAD OF RBG&CO.]




Stockholders and Board of Directors
CCI Group, Inc.



We have audited the accompanying consolidated balance sheets of CCI Group, Inc. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CCI Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                           /s/ Rubin, Brown, Gornstein & Co. LLP



February 6, 1998
St. Louis, Missouri

                        CCI GROUP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                    ASSETS


                                                                  FOR THE YEARS
                                                                ENDED DECEMBER 31,
                                                          ---------------------------
                                                               1997            1996
                                                          ---------------------------
CURRENT ASSETS
 Cash                                                      $   793,509   $    134,806
 Accounts receivable                                         1,197,299        563,899
 Inventory                                                   1,196,848        373,403
 Prepaid expenses                                               14,179         15,526
 Other assets                                                   22,575         15,006
-------------------------------------------------------------------------------------
   TOTAL CURRENT ASSETS                                      3,224,410      1,102,640
-------------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT
 Property and equipment                                        330,080         90,886
 Accumulated depreciation                                      (96,733)       (27,951)
-------------------------------------------------------------------------------------
   TOTAL PROPERTY AND EQUIPMENT                                233,347         62,935
-------------------------------------------------------------------------------------
TOTAL ASSETS                                               $ 3,457,757   $  1,165,575
=====================================================================================

                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
 Accounts payable                                          $   651,296   $    210,898
 Billings in excess of costs and estimated earnings on
  uncompleted contracts                                      1,479,413        537,372
 Line of credit                                                365,000             --
 Note payable - officer                                        185,478         99,990
 Accrued expenses                                              189,220        275,505
 Accrued income taxes                                          199,666          1,822
-------------------------------------------------------------------------------------
   TOTAL CURRENT LIABILITIES                                 3,070,073      1,125,587
-------------------------------------------------------------------------------------
LONG-TERM LIABILITIES
 Deferred income taxes                                           8,379          5,795
 Minority interest in subsidiaries                                  --         35,452
-------------------------------------------------------------------------------------
   TOTAL LONG-TERM LIABILITIES                                   8,379         41,247
-------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
 Common stock:
 $1 par value, 30,000 shares authorized, 1,000 shares            1,000          1,000
     issued and outstanding
 Retained earnings                                             378,305        126,008
 Treasury stock                                                     --       (128,267)
-------------------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                                  379,305         (1,259)
-------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 3,457,757   $  1,165,575
=====================================================================================
-------------------------------------------------------------------------------------
See the accompanying notes to consolidated financial statements.                Page 2

                        CCI GROUP, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                FOR THE YEARS
                                                              ENDED DECEMBER 31,
                                                       -----------------------------
                                                              1997           1996
                                                       -----------------------------
REVENUES
 Product sales                                            $ 7,575,558    $ 4,602,186
 Sales of services                                          1,939,380        367,926
------------------------------------------------------------------------------------
TOTAL REVENUES                                              9,514,938      4,970,112
------------------------------------------------------------------------------------
COST OF SALES
 Cost of products                                           6,335,727      3,773,499
 Cost of services                                           1,487,700         64,116
------------------------------------------------------------------------------------
TOTAL COST OF SALES                                         7,823,427      3,837,615
------------------------------------------------------------------------------------
GROSS PROFIT                                                1,691,511      1,132,497

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                1,177,209      1,055,116
------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                        514,302         77,381
------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE)
 Other income                                                   6,500          1,890
 Interest expense                                             (22,554)            --
 Loss on sale of assets                                        (2,156)            --
 Interest income                                                1,387         13,052
------------------------------------------------------------------------------------
TOTAL OTHER INCOME (EXPENSE)                                  (16,823)        14,942
------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION
 FOR INCOME TAXES AND MINORITY INTEREST                       497,479         92,323

PROVISION FOR INCOME TAXES                                    201,973         23,326
------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY
 INTEREST                                                     295,506         68,997

MINORITY INTEREST                                                  --          6,894
------------------------------------------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                             295,506         62,103

LOSS FROM DISCONTINUED AUTOMOTIVE OPERATIONS, NET
 OF APPLICABLE INCOME TAX CREDIT OF $4,211 AND $2,709          (6,160)        (8,012)

GAIN FROM DISPOSAL OF AUTOMOTIVE
 SEGMENT, NET OF APPLICABLE INCOME
 TAXES OF $29,643                                              43,370             --
------------------------------------------------------------------------------------
NET INCOME                                                $   332,716    $    54,091
====================================================================================
INCOME PER SHARE OF COMMON STOCK:
 Income from continuing operations                                322             70
 Discontinued operations                                           41             (9)
------------------------------------------------------------------------------------

NET INCOME                                                $       363    $        61
====================================================================================
-------------------------------------------------------------------------------------
See the accompanying notes to consolidated financial statements.               Page 3

                        CCI GROUP, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996





                                                                                                     TOTAL
                                   COMMON STOCK     RETAINED         TREASURY STOCK          STOCKHOLDERS'
                              -------------------   EARNINGS   ----------------------------         EQUITY
                                 SHARES   AMOUNT    (DEFICIT)      SHARES        AMOUNT           (DEFICIT)
                              ------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 1995       1,000   $ 1,000   $  71,917          --         $      --        $  72,917

PURCHASE OF TREASURY STOCK           --        --          --         450           128,267         (128,267)

NET INCOME                           --        --      54,091          --                --           54,091
------------------------------------------------------------------------------------------------------------

BALANCE - DECEMBER 31, 1996       1,000     1,000     126,008         450           128,267           (1,259)

TREASURY STOCK REISSUED TO
 EMPLOYEES                           --        --     (36,465)       (168)          (47,861)          11,396

TREASURY STOCK REISSUED TO
 STOCKHOLDER                         --        --     (43,954)       (282)          (80,406)          36,452

NET INCOME                           --        --     332,716          --                --          332,716
------------------------------------------------------------------------------------------------------------

BALANCE - DECEMBER 31, 1997       1,000   $ 1,000   $ 378,305          --         $      --        $ 379,305
============================================================================================================


------------------------------------------------------------------------------------------------------------
See the accompanying notes to consolidated financial statements.                                      Page 4

                        CCI GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       FOR THE YEARS
                                                                     ENDED DECEMBER 31,
                                                             ------------------------------
                                                                    1997            1996
                                                             ------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers                                     $10,004,350    $ 6,075,501
Cash paid to suppliers and employees                              (9,582,820)    (5,906,488)
Interest paid                                                        (16,839)            --
Interest received                                                      1,417             --
Income taxes paid                                                    (25,600)       (16,500)
Other receipts                                                         6,500          4,167
-------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                            387,008        156,680
-------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of treasury stock                                                --       (128,267)
Capital expenditures                                                (241,659)       (62,126)
Proceeds from sale of segment                                         62,866             --
Proceeds from sale of assets                                              --         74,927
-------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                               (178,793)      (115,466)
-------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from (payments to) officer                                   85,488        (48,593)
Proceeds from line of credit                                         365,000             --
-------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                  450,488        (48,593)
-------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                      658,703         (7,379)

CASH - BEGINNING OF YEAR                                             134,806        142,185
-------------------------------------------------------------------------------------------

CASH - END OF YEAR                                               $   793,509    $   134,806
===========================================================================================

RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
 Net income                                                      $   332,716    $    54,091
-------------------------------------------------------------------------------------------
   Adjustments to reconcile net income to
     net cash provided by operating activities
      Depreciation                                                    70,091         18,056
      Minority interest in subsidiaries                                   --          6,894
      Wages paid by company stock                                     11,396             --
      Loss (gain) on sale of property                                  2,156        (66,096)
      Gain on sale of segment                                        (73,013)            --
      Increase in accounts receivable                               (633,400)      (388,816)
      Increase in interest receivable                                     --         (5,387)
      Increase in inventory                                         (863,298)      (248,003)
      Decrease (increase) in prepaid expenses                          1,347        (12,409)
      Increase in other assets                                        (7,569)        (2,439)
      Increase in accounts payable                                   490,398        165,622
      Increase in billing in excess of costs and estimated
        earnings on uncompleted contracts                            942,041        418,292
      Increase (decrease) in income tax payable                      197,844         (1,678)
      Increase in deferred taxes                                       2,584          5,795
      (Increase) decrease in accrued expenses                        (86,285)       212,758
-------------------------------------------------------------------------------------------
        TOTAL ADJUSTMENTS                                             54,292        102,589
-------------------------------------------------------------------------------------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                        $   387,008    $   156,680
===========================================================================================

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
 FINANCING ACTIVITIES
 Proceeds from sale of segment through reduction in
     accounts payable                                            $    50,000    $        --
===========================================================================================


-------------------------------------------------------------------------------------------
See the accompanying notes to consolidated financial statements.                     Page 5

                        CCI GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


BUSINESS DESCRIPTION

CCI GROUP, INC. (the Company) is the parent company of CCI Technology, Inc., CCI Payment Systems, Inc., Sourcelink, Inc., and Custom Configurations, Inc. The parent company is a holding company.

CCI Technology, Inc. is a general contractor for the design, configuration and deployment of retail point of sale, information management and data collection systems, primarily for the food service industry. CCI Technology's services include installation, training, support, and documentation. CCI Payment Systems, Inc. is the distributor of payment processing systems assembled and configured by CCI Technology. Custom Configurations, Inc. was the manufacturer of certain automotive parts. Sourcelink, Inc. was the distributor of those automotive parts. All CCI Group companies market throughout the United States.


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and all subsidiaries, which are all more than 50% owned. Intercompany accounts and transactions have been eliminated in the consolidated financial statements.

     REVENUE RECOGNITION

     The Company recognizes contract revenue principally on the percentage of completion method. The percent complete is measured independently for each contract based on the terms of that contract. The majority of contracts' percent complete is based on the completion of specific phases indicated within the contract. Other revenues are recognized on the basis of shipment of products or performance of services.

     Contract costs include all direct labor and benefits, materials unique to or installed in the project, subcontractor cost and indirect cost allocations, including employee benefits.

     As long-term contracts extend over one or more years, revisions in cost and earnings estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the financial statements.

--------------------------------------------------------------------------------

CCI GROUP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


     The Company generally does not have any significant remaining obligations upon shipment of its products. Product returns and sales allowances, which have not been significant historically, are provided for at the date of sale.

     Amounts billed to customers in excess of revenue earned is included as a current liability, "billings in excess of costs and estimated earnings on uncompleted contracts" on the balance sheet. At December 31, 1997 and 1996, this account balance consists principally of amounts billed on contracts to be started in 1998 and 1997, respectively.

     CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly-liquid debt instruments to be cash equivalents.

     ACCOUNTS RECEIVABLE-ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The Company uses the allowance method to account for uncollectible accounts receivable. The allowance for doubtful accounts is based on prior years' experience and management analysis of possible bad debts. As of December 31, 1997 and 1996, management has determined no allowance is required.

     INVENTORY

     The Company uses the weighted average cost method of valuing inventory. At December 31, 1997 and 1996, inventory consists principally of purchased computer hardware and components.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation and amortization is computed using both straight line and accelerated methods. Asset lives range from 3 to 5 years.

     Repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful life of the assets are capitalized.

     DEFERRED INCOME ON SERVICE SALES

     The Company includes product service with some system contracts. Revenues billed specifically for the service portion of the contract are deferred and amortized on a straight-line basis over the life of the service contract. Service contract costs are charged to operations as incurred.


--------------------------------------------------------------------------------

CCI GROUP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


     INCOME TAXES

     The Company's operations are included in consolidated tax returns, which includes the operation of the four subsidiary companies, through the sale date of the Company, December 22, 1997. The consolidated tax return excluded CCI Payment Systems, Inc. which was an S Corporation from its inception May 5, 1997 through December 15, 1997.

     The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law or rates.

     CCI Payment Systems, Inc. elected S corporate status effective on its date of incorporation. Therefore, the income and losses through December 22, 1997 are included in the income tax returns of the shareholders. No provision or liability for income taxes is recorded for this subsidiary for that period.

     EARNINGS PER COMMON SHARE

     Earnings per common share are computed by dividing net income applicable to common shareholders by the weighted average number of shares outstanding during each year. The weighted average number of common shares outstanding used to compute income (loss) per common share for 1997 and 1996 was 918 and 888, respectively.

     USE OF ESTIMATES

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     WARRANTIES

     The Company's products are under warranty for defects in material and workmanship for up to one year. Certain components included in the Company's products are covered by manufacturer's warranties. Costs related to after-sale service and repair have been considered insignificant.

--------------------------------------------------------------------------------

CCI GROUP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


2.   PROPERTY AND EQUIPMENT

     Property and equipment at December 31 consist of:

                                                   1997        1996
                                             ------------------------

Computer hardware                                $119,306    $ 39,508
Computer software                                  38,454      22,057
Computer hardware held for operating lease         78,030          --
Office equipment                                   60,167      19,469
Shop equipment                                     23,009       7,102
Vehicles                                           11,114       2,750
---------------------------------------------------------------------
                                                  330,080      90,886
Less:  Accumulated depreciation                   (96,733)    (27,951)
---------------------------------------------------------------------

                                                 $233,347    $ 62,935
=====================================================================

     Depreciation and amortization expense charged against income amounted to $70,091 in 1997 and $18,056 in 1996.


3.   LINE OF CREDIT AGREEMENT

     In 1997, the Company had a $1,000,000 line of credit from Magna Bank which matures August 5, 1998. Interest is payable monthly at a rate of one percent over the prime rate. The Company's inventory, accounts receivable, property, furniture and equipment are collateral for the line of credit.


 4.  INCOME TAXES

     Deferred income taxes are provided for the temporary differences between the tax and financial reporting basis of the Company's assets and liabilities at December 31, 1997 and 1996, utilizing the tax rates expected to be in effect when the temporary differences reverse. The principal temporary difference results from the use of accelerated tax depreciation methods for income tax reporting purposes.


--------------------------------------------------------------------------------

CCI GROUP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)

     The income tax provision charged to continuing operations during the years ended December 31 was as follows:

                                     1997        1996
                                -----------------------
Current Tax Expense :
    Federal                        $ 172,258   $ 13,744
    State                             27,131      3,787
-------------------------------------------------------
    Total Current Tax Expense        199,389     17,531
Deferred Tax Expense                   2,584      5,795
-------------------------------------------------------

PROVISION FOR INCOME TAX           $ 201,973   $ 23,326
=======================================================

     Deferred tax liabilities at December 31 were comprised of the following:

                                      1997      1996
                                   --------------------
Deferred Tax Liabilities:
   Tax over book depreciation      $   8,379   $  5,795
=======================================================


5.   LEASE AGREEMENTS

     The Company leases its office and warehouse facility under a noncancellable agreement. The lease calls for monthly rental payments of $7,569 and expires October 31, 1998. Rent expense for the years ended December 31, 1997 and 1996 totaled $89,412 and $63,273, respectively.

     In 1997, CCI Technology, Inc. leased equipment to two customers under month-to-month operating lease agreements. The leases call for monthly lease payments of $33 to $50 per month per unit leased. Lease income for the year ended December 31, 1997 totaled $69,831. At December 31, 1997, the assets are carried on the books at $78,030 less $19,191 accumulated depreciation.

--------------------------------------------------------------------------------

CCI GROUP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)



6.   CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentrations of credit risk are cash investments and trade receivables.

     The Company places its cash investments with high-credit-quality financial institutions. Deposits in excess of the FDIC insurance limit amounted to $693,384 and $34,807 at December 31, 1997 and 1996, respectively.

     In the normal course of business, the Company provides credit terms to its customers and collateral is generally not required. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for potential losses, if necessary.

     The Company has a significant concentration of credit risk with respect to a receivable from a development stage customer engaged in payment processing services (a niche market of the point of sale industry). Repayment is dependent upon the customer's ability to continue to raise capital for operations and expansion.

     This receivable represents 57% of total accounts receivable at December 31, 1997.

--------------------------------------------------------------------------------

CCI GROUP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)



7.   LINES OF BUSINESS

     The Company operates in two major lines of business: point of sale systems and automotive parts. Information concerning operations in these segments at December 31, 1997 and 1996, and for the years then ended, is presented below:

                                                       AUTOMOTIVE
                                        POINT OF         PARTS
                                          SALE       (DISCONTINUED
                                         SYSTEMS      OPERATIONS)     CONSOLIDATED
                                    ----------------------------------------------
1997
Net operating revenues (excluding
 intersegment transfers)               $ 9,514,938     $   170,624     $ 9,685,562
Operating income                           514,302           2,727         517,029
Identifiable operating assets            3,450,593           7,164       3,457,757
Capital expenditures                       241,659              --         241,659
Depreciation and amortization               70,091              --          70,091

1996
Net operating revenues (excluding
 intersegment transfers)               $ 4,970,112     $ 1,075,913     $ 6,046,025
Operating income (loss)                     77,381         (53,914)         23,467
Identifiable operating assets              932,392         233,183       1,165,575
Capital expenditures                        62,126              --          62,126
Depreciation and amortization               16,991           1,065          18,056


8.   MAJOR CUSTOMERS

     During the year ended December 31, 1997, three customers, each accounted for over 10% of the Company's revenues. Sales to these customers represented 20%, 39% and 11% of total Company sales. At December 31, 1997, accounts receivable from these customers were 11%, 13% and 57% of total accounts receivable, respectively.

     During the year ended December 31, 1996, three customers, each accounted for over 10% of the Company's revenues. Sales to these customers represented 26%, 21% and 11% of total Company sales. At December 31, 1996, accounts receivable from these customers were 18%, 22% and 25% of total accounts receivable, respectively.

--------------------------------------------------------------------------------

CCI GROUP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)


9.   EMPLOYEE RETIREMENT PLAN

     The Company has a defined contribution profit sharing plan which covered substantially all full-time employees. This Plan was amended and restated in 1997 to qualify as a salary reduction defined contribution profit sharing plan under Section 401(k) of the Internal Revenue code. The Company's contributions to the plan are made at the discretion of the Board of Directors. The Company's contribution for 1996 of $50,000 was accrued at December 31, 1996 and paid in 1997. No contribution is accrued at December 31, 1997.


10.  TREASURY STOCK TRANSACTIONS

     In 1996, the Company and Custom Configurations purchased 450 shares and 320 shares, respectively, of treasury stock from an officer of the companies. The treasury stock was recorded at cost.

     In January 1997, 168 shares of treasury stock of the Company were reissued to employees. Compensation expense of $11,396 was recorded based on the estimated fair value of the Company's stock, with the difference between the fair value and cost recorded as an adjustment to retained earnings.

     In 1997, prior to the sale of the Company, the Company acquired 320 shares of CCI Technology stock, 200 shares of Sourcelink stock, and 1,000 shares of CCI Payment Systems stock in exchange for 282 shares of stock from its treasury stock. The difference between the estimated fair value of stock traded and the treasury stock cost was recorded as an adjustment to retained earnings. With these transactions, the Company owns one hundred percent of all of its subsidiaries.


11.  SALE OF AUTOMOTIVE SEGMENT

     In 1996, Custom Configurations, Inc. sold its operating assets. The sale resulted in a gain on sale of assets of $66,096.

     In 1997, Sourcelink, Inc. sold its operating assets for a price not to exceed $200,000. $50,000 was paid immediately by a reduction in the accounts payable to the purchaser. The remaining purchase price is being paid on a per unit basis as units are sold and delivered by the purchaser. In 1997, Sourcelink has recognized $73,013 of gain from the sale. The remainder of the gain will be recognized when realized.

--------------------------------------------------------------------------------

CCI GROUP, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
Notes To Consolidated Financial Statements (Continued)

     Custom Configurations and Sourcelink made up the Company's automotive
     segment of its business.   As such, the operations of these companies
     through the sale of Sourcelink have been recorded as discontinued operations in the accompanying statements. The gain on sale of Sourcelink has been recorded as income from disposal of a segment, net of income taxes.


12.  SALE OF COMPANY

     On December 22, 1997, the Company's shareholders exchanged the Company's 1,000 shares of issued and outstanding stock for 670,000 shares of Javelin Systems, Inc. common stock. 290,000 shares have been put in escrow until certain sale provisions are met. Subsequent to this sale, the Company is owned one hundred percent by Javelin Systems, Inc.


13.  RELATED PARTY TRANSACTIONS

     The Company has notes payable to a former corporate officer for $185,478 and $99,990 at December 31, 1997 and 1996, respectively. The notes are due on demand and carry interest at a rate of 10%. Interest expense on the notes payable for the years ended December 31, 1997 and 1996 was $22,168 and $23,279, respectively. Interest payable to the officer for the years ended December 31, 1997 and 1996 was $34,739 and $19,356, respectively. Subsequent to December 31, 1997, the Company paid its notes payable and interest due the officer in full.


     CCI Technology purchased $166,584 of equipment and repairs from Javelin Systems, Inc., prior to its acquisition. CCI Technology owed Javelin $15,394 at December 31, 1997.

--------------------------------------------------------------------------------

      INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


     On December 19, 1997, Javelin Systems, Inc. (the "Company") acquired all of the outstanding capital stock of POSNET Computers, Inc. ("Posnet") pursuant to the terms of a Stock Purchase Agreement by and among the Company, Posnet and the selling shareholders of Posnet. Posnet sells, installs and maintains point-of-sale (POS) systems and turnkey retail automation systems. The purchase price for the Posnet stock consisted of 225,000 shares of the Common Stock of the Company. The Company may be required to issue an additional 75,000 shares of its Common Stock in 1998 and shares of its Common Stock with a market value of $500,000 in each of 1999 and 2000 based upon the cumulative net profits (as defined in the Stock Purchase Agreement) of Posnet during the three years ending December 31, 2000. The acquisition has been accounted for by the purchase method, and accordingly, the results of operations of Posnet will be included with those of the Company beginning January 1, 1998. The purchase price of $1,580,727 (including acquisition costs of $81,977) was based on the quoted market price of the Company's Common Stock at the date of acquisition discounted by 25% due to restrictions on liquidity. The purchase price resulted in excess of acquisition costs over net assets of $1,678,453. Such excess (which will increase for any contingent payments) is being amortized on a straight-line basis over 25 years.

     On December 22, 1997, Javelin Systems, Inc. (the "Company") acquired all of the outstanding capital stock of CCI Group, Inc. ("CCI") pursuant to the terms of a Plan of Reorganization and Stock Purchase Agreement by and among the Company, CCI and the selling shareholders of CCI. CCI sells, installs and maintains POS systems and turnkey retail automation systems. The purchase price for the CCI stock consisted of 670,000 shares of the Common Stock of the Company. The acquisition has been accounted for by the purchase method, and accordingly, the results of operations of CCI will be included with those of the Company beginning January 1, 1998. The purchase price of $4,490,930 (including acquisition costs of $125,461) was based on the quoted market price of the Company's Common Stock at the date of acquisition discounted by 25% due to restrictions on liquidity. The purchase price resulted in excess of acquisition costs over net assets of $4,111,626. Such excess is being amortized on a straight-line basis over 25 years.

     The following Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1997, combines the historical balance sheets of Javelin, CCI and Posnet as if the acquisitions had occurred on December 31, 1997, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Financial Information.

     The Unaudited Pro Forma Condensed Combined Statements of Income for the year ended June 30, 1997 and for the six months ended December 31, 1997 present the combined results of operations of Javelin, CCI and Posnet as if the acquisitions had occurred on July 1, 1996, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Financial Information.

     The combined company expects to achieve merger benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any direct costs or potential savings, which are expected to result from the consolidation of operations of CCI and Posnet, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings.

     This report on Form 8-K contains forward looking statements which are subject to risks and uncertainties, including the risk that the combined companies will not achieve operating cost and expense savings and risks described in the Company's periodic reports and other filings with the Securities Exchange Commission.

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               December 31, 1997
                                  (Unaudited)

           ASSETS                    JAVELIN         CCI        POSNET    ADJUSTMENTS      CONSOLIDATED
Current Assets:
Cash                               $   525,188    $  793,509    $(93,677)                    $ 1,225,021
Accounts receivable                  3,735,843     1,197,299     546,663   $  (546,438) (1)    4,933,367
Allowance for doubtful accounts        (98,000)                                                  (98,000)
Inventories                          1,841,318     1,196,848     381,341                       3,419,508
Other current assets                   335,038        36,755      50,010      (200,000) (2)      221,803
                                   -----------    ----------    --------   -----------       -----------
Total current assets                 6,339,387     3,224,411     884,338      (746,438)        9,701,697
                                   -----------    ----------    --------   -----------       -----------

Furniture, fixtures and equipment:
Computer equipment                     175,222       104,014      32,546                         311,782
Furniture and fixtures                 258,151        61,591       2,447                         322,189
Test equipment                                                     1,273                           1,273
Vehicles                                     -         8,904      13,605                          22,509
Assets under operating leases                         58,838                                      58,838
Leasehold improvements                  77,689                                                    77,689
                                   -----------    ----------    --------   -----------       -----------
Total                                  511,062       233,347      49,871             -           794,280
Accumulated depreciation               (90,538)                                                  (90,538)
                                   -----------    ----------    --------   -----------       -----------
Furniture, fixtures and
 equipment, net                        420,524       233,347      49,871             -           703,742
                                   -----------    ----------    --------   -----------       -----------

Other assets:
Investments                          6,071,657                              (6,071,657) (3)            -
Goodwill                                                          20,000     5,790,078  (3)    5,810,078
Other                                   37,247             -       7,546                          44,793
                                   -----------    ----------    --------   -----------       -----------
Total other assets                   6,108,904             -      27,546      (281,579)        5,854,871
                                   -----------    ----------    --------   -----------       -----------
TOTAL ASSETS                       $12,868,816    $3,457,757    $961,755   $(1,028,017)      $16,260,310
                                   ===========    ==========    ========   ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Lines of credit                  $ 1,000,000   $  365,000   $    3,755                      $ 1,368,755
Loans payable to shareholders                     185,478       44,200                          229,678
Accounts payable                   1,990,974      651,296      617,281   $  (546,438) (1)     2,713,113
Accrued expenses                     172,704      189,200       67,866                          429,790
Billings in excess of costs                     1,479,413      126,379                        1,605,792
Income taxes payable                              199,666          --                           199,666
                                 -----------   ----------   ----------   -----------        -----------
Total current liabilities          3,163,678    3,070,073      859,481      (546,438)         6,546,794
Deferred income taxes                               8,379                                         8,379
Deferred rent                          3,177                                                      3,177
Loan payable to Javelin                                        200,000      (200,000) (2)           --
                                 -----------   ----------   ----------   -----------        -----------
                                   3,166,856    3,078,452    1,059,481      (746,438)         6,558,351
                                 -----------   ----------   ----------   -----------        -----------
Stockholders' equity:
Common stock                          40,347        1,000      121,622      (122,622) (3)        40,347
Additional paid-in-capital        10,488,350          --                         --          10,488,350
Deferred compensation                (59,259)                                    --             (59,259)
Accumulated deficit                 (767,478)     378,305     (219,348)     (158,957) (3)      (767,478)
                                 -----------   ----------   ----------   -----------        -----------
Total stockholders' equity         9,701,960      379,305      (97,726)     (281,579)         9,701,960
                                 -----------   ----------   ----------   -----------        -----------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY            $12,868,816   $3,457,757   $  961,755   $(1,028,017)       $16,260,311
                                 ===========   ==========   ==========   ===========        ===========

                             JAVELIN SYSTEMS, INC.

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED JUNE 30, 1997
                                  (Unaudited)

                                                                                  CONSOLIDATING
                               JAVELIN        CCI         POSNET        TOTAL      ADJUSTMENTS    CONSOLIDATED
REVENUES:
 HARDWARE AND SOFTWARE        $7,014,571   $6,844,542   $2,871,162   $16,730,275                  $16,730,275
 SERVICES                              -   $1,396,132   $1,335,821   $ 2,731,953                  $ 2,731,953
 TOTAL                        $7,014,571   $8,240,674   $4,206,983   $19,462,228           -      $19,462,228

COST OF SALES:
 HARDWARE AND SOFTWARE        $5,499,490   $5,955,019   $2,038,029   $13,492,538                  $13,492,538
 SERVICES                              -   $1,041,945   $  215,561   $ 1,257,506                  $ 1,257,506
 TOTAL                        $5,499,490   $6,996,964   $2,253,590   $14,750,044           -      $14,750,044

GROSS MARGIN                  $1,515,081   $1,243,711   $1,953,393   $ 4,712,185           -      $ 4,712,185

OPERATING EXPENSES:
 SELLING, GENERAL AND
  ADMINISTRATIVE              $1,250,697   $1,205,555   $1,996,860   $ 4,453,112   $ 231,604 (4)  $ 4,684,716
 RESEARCH AND DEVELOPMENT     $  396,365            -            -   $   396,365                  $   396,365
 TOTAL                        $1,647,062   $1,205,555   $1,996,860   $ 4,849,477   $ 231,604      $ 5,081,081

OPERATING INCOME (LOSS)       $ (131,981)  $   38,155   $  (43,467)  $  (137,293)  $(231,604)     $  (368,897)

OTHER INCOME (EXPENSE)        $ (694,905)  $  (18,963)  $  (19,690)  $  (733,558)                 $  (733,558)

INCOME (LOSS) BEFORE
 INCOME TAXES                 $ (826,886)  $   19,192   $  (63,157)  $  (870,851)  $(231,604)     $(1,102,455)

PROVISION FOR INCOME TAXES             -   $    7,792   $      800   $     8,592           -      $     8,592

NET INCOME (LOSS)             $ (826,886)  $   11,400   $  (63,957)  $  (879,443)  $(231,604)     $(1,111,047)

WEIGHTED AVERAGE SHARES
 OUTSTANDING                                                                                        3,677,535

EARNINGS (LOSS) PER SHARE                                                                         $     (0.30)

                             JAVELIN SYSTEMS, INC.

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE SIX MONTHS ENDED DECEMBER 31, 1997
                                  (Unaudited)


                                                                                                    CONSOLIDATING
                                    JAVELIN             CCI           POSNET          TOTAL          ADJUSTMENTS      CONSOLIDATED
REVENUES:
 HARDWARE AND SOFTWARE            $7,402,335        $3,718,255      $1,949,809      $13,070,399                      $13,070,399
 SERVICES                                  -        $  925,145      $  711,722      $ 1,636,867                      $ 1,636,867
 TOTAL                            $7,402,335        $4,643,400      $2,661,531      $14,707,266            -         $14,707,266

COST OF SALES:
 HARDWARE AND SOFTWARE            $5,696,306        $3,049,018      $1,179,630      $ 9,924,954                      $ 9,924,954
 SERVICES                                  -        $  652,461      $  370,257      $ 1,022,718                      $ 1,022,718
 TOTAL                            $5,696,306        $3,701,479      $1,549,887      $10,947,672            -         $10,947,672

GROSS MARGIN                      $1,706,029        $  941,921      $1,111,644      $ 3,759,594            -         $ 3,759,594

OPERATING EXPENSES:
 SELLING, GENERAL AND
  ADMINISTRATIVE                  $1,231,653        $  862,467      $1,058,444      $ 3,152,564    $ 115,802 (5)     $ 3,268,366
 RESEARCH AND DEVELOPMENT         $  306,724                 -               -      $   306,724                      $   306,724
 TOTAL                            $1,538,377        $  862,467      $1,058,444      $ 3,459,289    $ 115,802         $ 3,575,091

OPERATING INCOME (LOSS)           $  167,651        $   79,454      $   53,200      $   300,305    $(115,802)        $   184,503

OTHER INCOME (EXPENSE)            $    5,288        $   (6,240)     $    2,997      $     2,045                      $     2,045

INCOME (LOSS) BEFORE
 INCOME TAXES                     $  172,939        $   73,214      $   56,196      $   302,350    $(115,802)        $   186,548

PROVISION FOR INCOME TAXES        $   59,189        $   29,725      $      800      $    89,714            -         $    89,714

NET INCOME (LOSS)                 $  113,750        $   43,489      $   55,396      $   212,636    $(115,802)        $    96,834

WEIGHTED AVERAGE SHARES
 OUTSTANDING                                                                                                           4,104,315

EARNINGS (LOSS) PER SHARE                                                                                            $      0.02

                       NOTES TO THE UNAUDITED PRO FORMA
                        CONDENSED FINANCIAL INFORMATION


NOTE 1-BASIS OF PRESENTATION

     On December 19, 1997, Javelin Systems, Inc. (the "Company") acquired all of the outstanding capital stock of POSNET Computers, Inc. ("Posnet") pursuant to the terms of a Stock Purchase Agreement by and among the Company, Posnet and the selling shareholders of Posnet. Posnet sells, installs and maintains POS systems and turnkey retail automation systems. The purchase price for the Posnet stock consisted of 225,000 shares of the Common Stock of the Company. The Company may be required to issue an additional 75,000 shares of its Common Stock in 1998 and shares of its Common Stock with a market value of $500,000 in each of 1999 and 2000 based upon the cumulative net profits (as defined in the Stock Purchase Agreement) of Posnet during the three years ending December 31, 2000. The acquisition has been accounted for by the purchase method, and accordingly, the results of operations of Posnet will be included with those of the Company beginning January 1, 1998. The purchase price of $1,580,727 (including acquisition costs of $81,977) was based on the quoted market price of the Company's Common Stock at the date of acquisition discounted by 25% due to restrictions on liquidity. The purchase price resulted in excess of acquisition costs over net assets of $1,678,453. Such excess (which will increase for any contingent payments) is being amortized on a straight-line basis over 25 years.

     On December 22, 1997, Javelin Systems, Inc. (the "Company") acquired all of the outstanding capital stock of CCI Group, Inc. ("CCI") pursuant to the terms of a Plan of Reorganization and Stock Purchase Agreement by and among the Company, CCI and the selling shareholders of CCI. CCI sells, installs and maintains POS systems and turnkey retail automation systems. The purchase price for the CCI stock consisted of 670,000 shares of the Common Stock of the Company. The acquisition has been accounted for by the purchase method, and accordingly, the results of operations of CCI will be included with those of the Company beginning January 1, 1998. The purchase price of $4,490,930 (including acquisition costs of $125,461) was based on the quoted market price of the Company's Common Stock at the date of acquisition discounted by 25% due to restrictions on liquidity. The purchase price resulted in excess of acquisition costs over net assets of $4,111,626. Such excess is being amortized on a straight-line basis over 25 years.

     The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1997, combines the historical balance sheets of Javelin, CCI and Posnet as if the acquisitions had occurred on December 31, 1997, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Financial Information.

     The Unaudited Pro Forma Condensed Combined Statements of Income for the year ended June 30, 1997 and for the six months ended December 31, 1997 present the combined results of operations of Javelin, CCI and Posnet as if the acquisitions had occurred on July 1, 1996, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Financial Information.

     The Unaudited Pro Forma Condensed Financial Information should be read in conjunction with the historical financial statements and the related notes thereto of Javelin Systems, Inc.


NOTE 2

     The unaudited Pro Forma Financial Information reflects the acquisition of Posnet and CCI using the purchase method of accounting.

     Purchase accounting adjustments related to the foregoing acquisitions reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1997 are summarized as follows:

(1)
      Accounts Payable                      $  546,438
      Accounts Receivable                   $  546,438
To eliminate intercompany balances

(2)
      Note Payable                          $  200,000
      Other current assets                  $  200,000
To eliminate intercompany loan from
 Javelin to Posnet

(3)
      Goodwill                              $5,790,078
      Common stock                          $  122,622
      Accumulated deficit                   $  158,957
      Investments                           $6,071,657
To eliminate investments in subsidiaries

     No adjustment was necessary to eliminate intercompany profits from inventory as such amount is not significant.

     Purchase accounting adjustments related to the foregoing acquisitions reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 1997 are summarized as follows:

(4)
      Amortization of goodwill              $  231,604

     No adjustment to the provision for income taxes is required since the amortization of goodwill is not deductible for income tax purposes.

     Purchase accounting adjustments related to the foregoing acquisitions reflected in the unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended December 31, 1997 are summarized as follows:

            (5)
                 Amortization of goodwill          $115,802

     No adjustment to the provision for income taxes is required since the amortization of goodwill is not deductible for income tax purposes.